                                                                    EXHIBIT 10.2

March 27, 1997



Mr. Christian Nast
Rexall Sundown, Inc.
851 Broken Sound Parkway, NW
Boca Raton, Florida 33487

Dear Chris:

Reference is hereby made to the Employment Agreement ("Agreement") dated April 24, 1995 between Rexall Sundown, Inc. (the "Company") and Christian Nast (the "Employee"). Effective as of April 1, 1997, the Company and the Employee have agreed to make the following amendments to the Agreement:

         1. Article III, Section 3.1 of the Agreement is hereby amended by deleting Article III, Section 3.1 in its entirety and inserting the following provision in lieu thereof:

                               "III. COMPENSATION

         3.1 Salary. In payment for the obligations to be performed by the Employee during the Term, the Company shall pay to the Employee (subject to any applicable payroll and/or taxes required to be withheld) annual compensation ("Annual Compensation") equal to (i) a salary of Three Hundred Forty-Five Thousand Dollars ($345,000) in cash for the year commencing April 1, 1997 and (ii) for each succeeding year during the Term, a salary equal to that of the previous year increaseed by the greater of (a) 5% or (b) the increase in the cost of living based upon the Revised Consumer Price Index (1982-84=100) published by the Bureau of Labor for Boca Raton, Florida utilizing April 1997 as the base month."

If the foregoing is in accordance with our understanding, please execute the enclosed copy of this letter and return to the undersigned.

                                Very truly yours,

                                REXALL SUNDOWN, INC.


                                By: /s/ Carl DeSantis
                                    --------------------------------------
                                    Carl DeSantis, Chairman of the Board

AGREED TO AND ACCEPTED
this 27th day of March 1997.

/s/ Christian Nast
----------------------------
Christian Nast